Exhibit 23.7

Consent of Independent Auditors

The Board of Directors

Larkspur Hospitality Development and Management Company, LLC.

We consent to incorporation in the registration statement (File No. 333-112169) on Form S-11, post-effective Amendment No 6 of Apple REIT Six, Inc. of our report dated December 14, 2005, with respect to the balance sheet of Hilton Garden Inn Group as of December 31, 2004, and the related statements of operations, owner’s deficit and cash flows for the year then ended, and to the reference to our firm under the heading “Experts”.

/s/ KPMG LLP

San Francisco, California

December 14, 2005